GM CAYMAN CORPORATION
MANAGEMENT AGREEMENT
This MANAGEMENT AGREEMENT to be effective November 14, 2025, is by and between GM CAYMAN CORPORATION, a Cayman Islands exempted company (the “Fund”) and PRINCIPAL GLOBAL INVESTORS, LLC, a Delaware limited liability company (the “Manager”).
W I T N E S S E T H:
WHEREAS, The Fund has furnished the Manager with copies properly certified or authenticated of each of the following:
a)Memorandum of Association of the Fund (the "Memorandum");
b)Articles of Association of the Fund (the "Articles"); and
c)Resolutions of the Board of Directors of the Fund selecting the Manager as investment adviser and approving the form of this Agreement.
NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the Fund hereby appoints the Manager to act as investment adviser and manager of the Fund, and the Manager agrees to act, perform or assume the responsibility therefore in the manner and subject to the conditions hereinafter set forth. The Fund will furnish the Manager from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.
1.INVESTMENT ADVISORY SERVICES
The Manager will regularly perform the following services for the Fund:
a)Provide investment research, advice and supervision;
b)Provide investment advisory, research and statistical facilities and all clerical services relating to research, statistical and investment work;
c)Furnish to the Board of Directors of the Fund (or any appropriate committee of such Board), and revise from time to time as conditions require, a recommended investment program for the portfolio of the Fund consistent with the portfolio’s investment objective and policies;
d)Implement such of its recommended investment program as the Fund shall approve, by placing orders for the purchase and sale of securities;
e)Advise and assist the officers of the Fund in taking such steps as are necessary or appropriate to carry out the decisions of its Board of Directors and any appropriate committees of such Board regarding the general conduct of the investment business of the Fund; and
f)Report to the Board of Directors of the Fund at such times and in such detail as the Board may deem appropriate in order to enable it to determine that the investment policies of the Fund are being observed.

2.ACCOUNTING SERVICES
The Manager will provide all accounting services customarily required by investment companies, in accordance with the requirements of applicable laws, rules and regulations and with the policies and practices of the Fund as communicated to the Manager from time to time, including, but not limited to, the following:
a)Maintain Fund general ledger and journal;
b)Prepare and record disbursements for direct Fund expenses;
c)Prepare daily money transfer;
d)Reconcile all Fund bank and custodian accounts;
e)Assist Fund independent auditors as appropriate;
f)Prepare daily projection of available cash balances;
g)Record trading activity for purposes of determining net asset values and daily dividend;
h)Prepare daily portfolio valuation report to value portfolio securities and determine daily accrued income;
i)Determine the net asset value per share daily or at such other intervals as the Fund may reasonably request or as may be required by law; and
j)Investigate, assist in the selection of and conduct relations with custodians, depositories, accountants, legal counsel, insurers, banks and persons in any other capacity deemed to be necessary or desirable for the Fund's operations.
3.CORPORATE ADMINISTRATIVE SERVICES
The Manager will provide the following corporate administrative services for the Fund:
a)furnish the services of such of the Manager's officers and employees as may be elected officers or directors of the Fund, subject to their individual consent to serve and to any limitations imposed by law;
b)furnish office space, and all necessary office facilities and equipment, for the general corporate functions of the Fund;
c)furnish the services of executive and clerical personnel necessary to perform the general corporate functions of the Fund;
d)Act as, and provide all services customarily performed by, the transfer and paying agent of the Fund including, without limitation, the following:
(i)issuance, registry of shares, and maintenance of open account system;
(ii)preparation and distribution of dividend and capital gain payments to shareholders;
(iii)preparation and distribution to shareholders of reports, tax information, notices, proxy statements and proxies;
(iv)delivery, redemption and repurchase of shares, and remittances to shareholders; and
(v)correspondence with shareholders concerning items (i), (ii), (iii) and (iv) above.
e)Prepare stock certificates, and distribute the same requested by shareholders of the Fund; and
f)Provide such other services as required by law or considered reasonable or necessary in the conduct of the affairs of the Fund in order for it to meet its business purposes.

4.RESERVED RIGHT TO DELEGATE DUTIES AND SERVICES TO OTHERS
The Manager in assuming responsibility for the various services as set forth in this Agreement reserves the right to enter into agreements with others for the performance of certain duties and services or to delegate the performance of some or all of such duties and services to one or more affiliates thereof; provided, however, that entry into any such agreements shall not relieve the Manager of its duty to review and monitor the performance of such persons to the extent provided in the agreements with such persons or as determined from time to time by the Board of Directors.
5.EXPENSES BORNE BY THE MANAGER
The Manager will pay:
a)Compensation of personnel, officers and directors who are also affiliated with the Manager; and
b)Expenses and compensation associated with furnishing office space, and all necessary office facilities and equipment, and personnel necessary to perform the general corporate functions of the Fund.
6.COMPENSATION OF THE MANAGER BY FUND
The Manager will receive no compensation with respect to this Agreement. The Manager is compensated indirectly through its management agreement with the Principal Funds, Inc. – Global Macro Fund.
7.EXPENSES BORNE BY FUND
The Fund will pay, without reimbursement by the Manager, all expenses attributable to the operation of the Fund or the services described in this Agreement and not specifically identified in this Agreement as being paid by the Manager.
8.AVOIDANCE OF INCONSISTENT POSITION
In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Manager nor any of the Manager’s directors, officers or employees will act as a principal or agent or receive any commission.
9.LIMITATION OF LIABILITY OF THE MANAGER
The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Manager’s part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.
10.COPIES OF CORPORATE DOCUMENTS
The Fund will furnish the Manager promptly with properly certified or authenticated copies of amendments or supplements to the Memorandum and Articles. Also, the Fund will furnish the Manager financial and other corporate information as needed, and otherwise cooperate fully with the Manager in its efforts to carry out its duties and responsibilities under this Agreement.
11.DURATION AND TERMINATION OF THIS AGREEMENT
This Agreement shall remain in force and in effect from year to year following its execution. This Agreement may, on sixty days written notice, be terminated at any time without the payment of any penalty, by the Board of Directors of the Fund, by vote of a majority of the Shareholders, or by the Manager.

12.AMENDMENT OF THIS AGREEMENT
No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by a majority of the directors.
13.ADDRESS FOR PURPOSE OF NOTICE
Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Fund and that of the Manager for this purpose shall be the Principal Financial Group, Des Moines, Iowa 50392-0200.
14.MISCELLANEOUS
The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each party agrees that electronic signatures of the parties included in this Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures.
PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.
Remainder of Page Intentionally Blank; Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.

GM CAYMAN CORPORATION

By	/s/ John L. Sullivan
John L. Sullivan
Counsel and Assistant Secretary

PRINCIPAL GLOBAL INVESTORS, LLC

By	/s/ Adam U. Shaikh
Adam U. Shaikh
Associate General Counsel

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